UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2011

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 14, 2011, Warwick Valley Telephone Company (the “Company”) entered into an agreement to purchase substantially all of the assets and assume certain of the liabilities of Alteva, LLC (the “Agreement”), a cloud-based Unified Communications solutions provider and enterprise hosted Voice over Internet Protocol provider in exchange for cash and stock with a potential combined value of $17 million.  The transaction is subject to regulatory approval by the New York State Public Service Commission (“PSC”) and the Federal Communications Commission and certain other customary conditions to closing.  The transaction is expected to close during the third quarter of 2011.

Pursuant to the Agreement, upon closing, the Company will purchase substantially all of the assets of Alteva, except for Alteva’s employee benefit plans, organizational documents and insurance policies.  The Company will only assume certain of Alteva’s liabilities, including certain of its contracts, debt owed under specified capital leases and certain accounts payable.

In exchange for the assets of Alteva, the Company will make the following payments to Alteva at closing:

•	$10,250,000 in cash;

•	$750,000 in cash to be placed in escrow to fund any working capital adjustments and indemnification claims, which escrow will be released to Alteva one year following the closing;

•
Unregistered shares of the Company’s common stock with a value of $4,000,000, subject to certain potential adjustments, unless PSC approval is not received prior to 120 days after closing, in which case the Company will pay Alteva $4,000,000 in cash; and

•
Up to a total of $2,000,000 in cash payable to Alteva on the first and second anniversary of the closing (or prior to January 1, 2013 depending on certain tax law changes), if certain performance-based conditions are satisfied.

In addition, there will be a post-closing working capital adjustment to the purchase price.

The Agreement contains customary representations and warranties that will survive closing for a period of two years.  The Company will purchase an insurance policy to cover breaches of its representations and warranties set forth in the Agreement.  The Agreement contains customary indemnification for breaches of the representation and warranties.

At closing the Company will enter into employment agreements with certain of Alteva’s key employees and the Company will hire certain of Alteva’s other employees upon substantially the same terms and conditions of employment as such employees had with Alteva.

The full text of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Warwick Valley Telephone dated July 14, 2011, Announces Acquisition of Alteva to Significantly Strengthen CLEC/Cloud Business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: July 14, 2011	By:	/s/ Duane W. Albro
Duane W. Albro
President and Chief Executive Officer

Exhibits Index

Exhibit No.	Description
99.1	Press Release of Warwick Valley Telephone dated July 14, 2011, Announces Acquisition of Alteva to Significantly Strengthen CLEC/Cloud Business